UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 17, 2010

PILGRIM’S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO		80634-9038
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 17, 2010, Pilgrim’s Pride Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  The following proposals were submitted to a vote of the stockholders of the Company at the Annual Meeting:

1.           The election of six JBS Directors to the Board of Directors.

2.           The election of two Equity Directors and the Founder Director to the Board of Directors.

3.           The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 26, 2010.

Board of Director Election Results

The stockholders of the Company elected all of the Company’s nine nominees for director at the Annual Meeting pursuant to the following votes:

Name	For	Withheld	Broker Non-Votes
Wesley Mendonça Batista	181,070,873	7,426,811	17,646,002
Joesley Mendonça Batista	181,044,193	7,453,491	17,646,002
José Batista Júnior	181,036,380	7,461,304	17,646,002
Don Jackson	181,057,200	7,440,484	17,646,002
Marcus Vinicius Pratini de Moraes	187,882,328	615,356	17,646,002
Wallim Cruz De Vasconcellos Junior	187,842,228	655,456	17,646,002
Lonnie “Bo” Pilgrim	181,525,692	3,971,992	17,646,002
Michael L. Cooper	187,858,581	639,103	17,646,002
Charles Macaluso	187,860,993	636,691	17,646,002

Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm

The appointment of Ernst & Young LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 26, 2010 was ratified at the Annual Meeting.  The votes were cast as follows:

For	Against	Abstain
205,573,713	194,090	375,883

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                               PILGRIM’S PRIDE CORPORATION

Date:  December 21, 2010                                                                                                   By: /s/ Gary D. Tucker
                                      Gary D. Tucker
                                                                                                                                                      Principal Financial Officer